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                                                                     EXHIBIT 4.3

                         DIGITAL ARCHAEOLOGY CORPORATION
                             1996 STOCK OPTION PLAN



     Section 1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either Incentive Stock Options or Nonqualified Stock Options, at the discretion of the Board and as reflected in the terms of the Option Agreement.

     Section 2. DEFINITIONS. As used herein, unless the context otherwise requires, the following definitions shall apply:

               (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

               (b)  "CHANGE OF CONTROL EVENT" shall mean the following:

                    (i) any person or entity becomes the beneficial owner (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

                    (ii) the shareholders of the Corporation approve a merger or consolidation of the Company with any other company, other than (A) a merger which would result in the voting securities of the Company outstanding immediately prior thereto, continuing to represent in combination with the .ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company in which no person or entity acquires more than 50% of the combined voting power of the Company's then outstanding shares; or

                    (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all, or substantially all of the Company's assets.

               (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

               (d)  "COMMON STOCK" shall mean the Common Stock of the Company.

               (e) "COMPANY" shall mean Digital Archaeology Corporation, a Kansas corporation.

               (f) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with SECTION 4 a of the Plan, if one is appointed.

               (g) "CONSULTANT" shall mean any person who is engaged by the Company or any subsidiary to render consulting services and is compensated for such consulting services or any other person determined by the Board to have performed services for or on behalf of the Company which merits the grant of an Option, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to

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Section 12 of the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

               (h) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, maternity leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

               (i) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

               (j) "FAIR MARKET VALUE" of a Share shall be determined by the Board in its discretion; provided, however, that if there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per Share if the Common Stock is listed on the NASDAQ National Market) of the Common Stock on the date of determination, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by NASDAQ) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of determination, as reported in THE WALL STREET JOURNAL.

               (k) "INCENTIVE STOCK OPTION" shall mean any Option granted hereunder and intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

               (1) "NONQUALIFIED STOCK OPTION" shall mean any Option granted hereunder and not intended to qualify as an Incentive Stock Option.

               (m) "OPTION" shall mean stock options granted pursuant to the Plan whether designed as Incentive Stock Options or Nonqualified Stock Options.

               (n) "OPTIONED STOCK" shall meant the Common Stock subject to an Option.

               (o) "OPTION AGREEMENT" shall mean the agreement between the Company and the Optionee as described in SECTION 5 of the Plan.

               (p) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

               (q) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Code.

               (r)  "PLAN" shall mean this 1996 Stock Option Plan.

               (s) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with SECTION 12 of the Plan.

               (t) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

     Section 3.     STOCK SUBJECT TO THE PLAN. Subject to the provisions of
SECTION 14 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 500,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

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     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, Shares issued under the Plan and later repurchased by the Company shall become available for future grant or sale under the Plan.

     Section 4.     ADMINISTRATION OF THE PLAN.

               (a)  PROCEDURE. The Plan shall be administered by the Board.

                    (i) Subject to subparagraph (ii), the Board may appoint a Committee consisting of not less than two members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

                    (ii) Notwithstanding the foregoing subparagraph (i), if in any event the Company registers any class of any. equity security pursuant to Section 12 of the Exchange Act, from the effective date of such registration (the "Effective Date") until six (6) months after the termination of such registration (the "Termination Date"), any grants of Options to officers or directors shall be made only by a Committee consisting of two or more directors appointed by the Board and having full authority to act in the matter, none of whom is eligible to participate in the Plan or any other stock option or other stock plan of the Company or any of its affiliates (as such term is defined in Rule 12b2 under the Exchange Act), or has been eligible at any time within the preceding year, except as may be permitted under Rule 16b-3 under the Exchange Act. Any Committee administering the Plan with respect to grants to officers who are not also directors shall conform to the requirements of the preceding sentence. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

                    (iii) The Committee may select one of its members as its Chairman.

                    (iv) The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a unanimous vote of its members; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if its had been made by the unanimous vote of all of its members at a meeting duly called and held. The Committee may appoint a Secretary, shall make rules and regulations for the conduct of its business as it shall deem advisable, and may, but shall not be required to, keep minutes of the meeting.

                    (v) Subject to the foregoing subparagraphs (i), (ii), (iii) and (iv), from time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

               (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Inventive Stock Options or Nonqualified Stock Options; (ii) to determine upon review of relevant information the Fair Market Value of the Common Stock; (iii) to

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determine the exercise price per shall of Options to be granted, which exercise price shall be determined in accordance with SECTION 9(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of SECTION 6 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

               (c) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     Section 5. OPTION AGREEMENT. An Option Agreement signed by the Chairman of the Board, the President, or a Vice President of the Company and attested by the Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary of the Company, shall be issued to each person to whom an Option is granted. The form and provisions of each Option Agreement shall be determined by the Board, or the Committee, if appointed, in accordance with the terms of the Plan.

     Section 6.     ELIGIBILITY.

               (a) Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted additional Options.

               (b) To the extent that the aggregate fair market value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, the amount in excess of $100,000 shall be treated as Nonqualified Stock Options.

               (c) SECTION 6(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an Option Agreement which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. SECTION 6(b) of the Plan shall not apply to any Nonqualified Option.

               (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

     Section 7. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholder of the Company as described in SECTION 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under SECTION 16 of the Plan; provided, however, that the termination of the Plan shall not affect any Options granted prior to such termination.

     Section 8. TERM OF OPTION. The term of each Incentive Stock Option shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. The terms of each Option that is not an Incentive Stock Option shall be determined by the Board and set forth in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the

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time the Incentive Stock Option is granted, owns stock representing more than
10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter time as may be provided in the Incentive Stock Option Agreement.

     Section 9.     EXERCISE PRICE AND CONSIDERATION.

               (a) EXERCISE PRICE. The per share price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                    (i)  In the case of an Incentive Stock Option

                         (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                         (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (ii) In the case of an Option granted on or after the Effective Date and prior to six (6) months after the Termination Date, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (iii) In the case of Nonqualified Stock Options, at any price per share determined by the Board.

               (b) FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, other Shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under K.S.A. Sections 176402, 176403 and 176407 of the Kansas General Corporation Code. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     Section 10.    EXERCISE OF OPTION.

               (a) PROCEDURE FOR EXERCISE. Any Option granted hereunder shall be exercisable in whole or in part as set forth in the Plan and the Option Agreement; provided, however, that no Option shall be exercisable for less than one hundred (100) shares at any one time, unless the balance of the shares subject to the Option at such time is less than one hundred (100) shares, in which case the entire unexercisable portion of the Option shall be exercised at one time. The Board, or the Committee, if one is appointed, may, in its sole direction, set forth in any Option Agreement certain criteria for vesting, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

               (b) MANNER OF EXERCISE. An Option shall be deemed to be exercised when written notice of such exercise in the form required by the Nonqualified or Incentive Stock Option Agreement has been given to the Company in accordance with the terms of the Option by the person entitled to

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exercise the Option and full payment for the Shares with respect to which the
Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under SECTION 9(b) of the Plan.

               (c) STOCKHOLDER RIGHTS OF OPTIONEE. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in SECTION 14 of the Plan.

               (d) EFFECT OF EXERCISE. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for purchase under the Option, by the number of Shares as to which the Option is exercised.

     Section 11. EMPLOYMENT CONDITIONS. Options granted pursuant to this Plan shall be exercisable only while the Optionee is an Employee or Consultant of the Company, any Parent, or any Subsidiary, and, to the extent otherwise exercisable on the date of termination of employment, as follows:

               (a) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant for any reason other than disability (as defined in Section 22(e)(3) of the Code) or death, for a period of ninety (90) days following such termination, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement, the Optionee may exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option which he was entitled to exercise within the time specified herein, the Option shall terminate.

               (b) DISABILITY OF OPTIONEE. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement, exercise his Option to the extent he was entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

               (c) DEATH OF OPTIONEE. With respect to Options, in the event of the death of an Optionee:

                    (i) who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant twelve (12) months after the date of death, subject to the limitation set forth in SECTION 6(b); or

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                    (ii) which occurs within ninety (90) days after the
     termination of Continuous Status as an Employee or Consultant, the Option may be exercised at any time within twelve (12) months following the date of death but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     Section 12. NON-TRANSFERABILITY OF OPTIONS. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of decent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     Section 13. NOT AN EMPLOYMENT CONTRACT. Nothing in the Plan or in any Option Agreement pertaining to an Option shall confer on an individual any right to continue in the employ of the Company, a Parent, or a Subsidiary or, subject to the provisions of any written employment agreement between such individual the Company, a Parent or a Subsidiary at any time to terminate or modify the terms or conditions of the employment of the Optionee.

     Section 14.    CHANGES IN CAPITALIZATION.

               (a) STOCK SPLITS, REVERSE SPLITS, RECLASSIFICATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

               (b) DISSOLUTION AND LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

               (c) SALES OF ASSETS. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. Unless the option agreement granting an Option to an Optionee specifically provides otherwise, in the event that such successor corporation refuses to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

               (d) CHANGE OF CONTROL EVENT. Upon a Change of Control Event, Options granted under the Plan may, in the discretion of the Board or the Committee if one is appointed, (i) be

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immediately vested, fully earned, and
exercisable, as appropriate, and (ii) the Company shall permit the exercise of such Options.

               (e) NOTICE. The Board shall give written notice to each holder of an Option of the pendency of the sale of all or substantially all of the assets of the Company, a merger involving the Company or the dissolution or liquidation of the Company not less than ten (10) days prior to such transaction. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     Section 15. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     Section 16.    AMENDMENT AND TERMINATION OF THE PLAN.

               (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in SECTION 19 of the
Plan:

                    (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under SECTION 14 of the Plan;

                    (ii) any change in the designation of the class of persons eligible to be granted Options; or

                    (iii) if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefit accruing to participants under the Plan.

               (b) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under SECTION 16(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in SECTION 19 of the Plan.

               (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     Section 17. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of any Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the. rules and regulations promulgated thereunder, and the requirements of any sock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchase only

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for investment and without any present intention to sell or distribute such
Shares if, in the opinion of the counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     Section 18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     Section 19.    SHAREHOLDER APPROVAL.

               (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, is must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 422A of the Code.

               (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

               (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in SECTION 19(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the Effective Date or (2) the granting of an Option hereunder to an officer or director after the Effective Date, do the following:

                    (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                    (ii) file with or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in SUBSECTION (i) hereof not later than the date on which such information is first sent or given to shareholders.

     Section 20. GENDER REFERENCE. The words "he", "him" or "his" shall be deemed to include the feminine and neuter gender of such words.


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     Adopted by the Board of Directors of Digital Archaeology Corporation on
September 11, 1996, and approved by the stockholders on September 11, 1996.



                                   /s/ Michael H. Forster
                                   ---------------------------------------------
                                   Michael H. Forster, Secretary


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